UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016
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Phillips Edison Grocery Center REIT I, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, the Board of Directors (the “Board”) of Phillips Edison Grocery Center REIT I, Inc. (the “Company”) increased the size of the Board from four to five members and elected Gregory S. Wood to serve as an independent director. Mr. Wood will also serve as a member of the Conflicts Committee of the Board. There are no transactions or relationships between the Company and Mr. Wood that are reportable under Item 404(a) of Regulation S-K. Mr. Wood will be compensated for his service on the Board in accordance with the Company’s compensation program for all independent directors, which includes an annual retainer of $30,000 and compensation of $1,000 for each board or committee meeting attended.
Mr. Wood, age 57, has been Executive Vice President & Chief Financial Officer of EnergySolutions, Inc., a leading services provider to the nuclear industry, since June 2012. Prior to that, Mr. Wood held the role of chief financial officer at numerous public and private companies, including with Actian Corporation, Silicon Graphics, Liberate Technologies and InterTrust Technologies. Mr. Wood was a director of Steinway Musical Instruments, Inc. from October 2011 to October 2013, where he also served as Chairman of the Audit Committee. Mr. Wood, a certified public accountant (inactive), received his bachelor of business administration in accounting degree from the University of San Diego and his law degree from the University of San Francisco School of Law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Date: April 27, 2016	By:	/s/ R. Mark Addy
R. Mark Addy
President and Chief Operating Officer